================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): June 14, 2000 (March 31,
                                      2000)


                             TIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



           California                    000-23195                94-3145844
(State or other jurisdiction of         (Commission             (IRS Employer
         incorporation)                 File Number)         Identification No.)

      1350 Treat Boulevard, Suite 250                               94596
        Walnut Creek, California                                  (Zip Code)
(Address of principal executive offices)

                                 (925) 937-3950
              (Registrant's telephone number, including area code)

================================================================================

This amends the Form 8-K filed on April 17, 2000, as amended April 18, 2000, to provide financial statements and pro forma financial information.

Item 7.  Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

       The SCA Group, Inc. and Harris Chapman & Company
       Report of Independent Accountants
       Combined Balance Sheet as of December 31, 1999
       Combined Statement of Operations for the Year Ended December 31, 1999 Combined Statement of Shareholders' Equity (Deficit) for the Year Ended
         December 31, 1999
       Combined Statement of Cash Flows for the Year Ended December 31, 1999 Notes to Combined Financial Statements

(b)    Pro forma financial information.

       Introduction
       Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
        December 31, 1999
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
        for the Twelve Months Ended September 30, 1999
       Unaudited Pro Forma Condensed Consolidated Statement of Operations for
        the Three Months Ended December 31, 1999
       Notes to Unaudited Pro Forma Condensed Consolidated Financial
        Information

(c)    Exhibits.

Exhibit No.    Description
-----------    -----------

2.1* Agreement for the Purchase and Sale of Assets dated as of March 9, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc. (the schedules to the Business Purchase Agreement have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (SEC) but will be provided supplementally to the SEC upon request).

2.2* Amendment to Agreement for the Purchase and Sale of Assets dated as of March 29, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc.

2.3* Amendment #2 to Agreement for the Purchase and Sale of Assets dated as of March 30, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc.

2.4* Agreement for the Purchase and Sale of Assets dated as of March 25, 2000 by and between Harris Chapman and Tier Technologies, Inc. (the schedules to the Business Purchase Agreement have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (SEC) but will be provided supplementally to the SEC upon request).

2.5 Amendment #3 to Agreement for the Purchase and Sale of Assets dated as of May 15, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc.

2.6 Amendment #1 to Agreement for the Purchase and Sale of Assets dated as of May 15, 2000 by and between Harris Chapman and Richard E. Kristensen and Tier Technologies, Inc.

23.1           Consent of PricewaterhouseCoopers LLP, independent accountants.

* Previously filed.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             TIER TECHNOLOGIES, INC.



                                             By: /s/  Laura B. DePole
                                                 --------------------
                                                 Laura B. DePole
                                                 Chief Financial Officer

Date:  June 14, 2000

                       Report of Independent Accountants
                       ---------------------------------


To the Board of Directors and Shareholders of The SCA Group, Inc. and Harris Chapman & Company

In our opinion, the accompanying combined balance sheet and the related combined statements of operations, shareholders' deficit and cash flows present fairly, in all material respects, the combined financial position of The SCA Group, Inc. and Harris Chapman & Company at December 31, 1999 and the results of their operations and their cash flows for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
May 26, 2000

                THE SCA GROUP, INC. AND HARRIS CHAPMAN & COMPANY

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1999



                                      ASSETS
Current assets:
 Cash and cash equivalents........................................................            $   731,722
 Accounts receivable..............................................................              1,488,767
 Prepaid expenses and other current assets........................................                 38,326
                                                                                              -----------
     Total current assets.........................................................              2,258,815
 Property and equipment, net......................................................                186,511
                                                                                              -----------
        Total assets..............................................................            $ 2,445,326
                                                                                              ===========
                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
 Accounts payable.................................................................            $   398,320
 Accrued payroll and other expenses...............................................              1,059,335
 Deferred income..................................................................                465,705
 Bank borrowings..................................................................              1,713,000
 Note payable to shareholder......................................................                274,752
                                                                                              -----------
        Total liabilities.........................................................              3,911,112
                                                                                              -----------
Commitments (Note 6)

Shareholders' deficit:
 Common stock, $1.00 par value; 20,000 shares authorized; 10,000 shares issued
  and outstanding.................................................................                 10,000
 Additional paid-in capital.......................................................                  4,000
 Accumulated deficit..............................................................             (1,479,786)
                                                                                              -----------
     Total shareholders' deficit..................................................             (1,465,786)
                                                                                              -----------
        Total liabilities and shareholders' deficit...............................            $ 2,445,326
                                                                                              ===========



    The accompanying notes are an integral part of these combined financial statements

                THE SCA GROUP, INC. AND HARRIS CHAPMAN & COMPANY

                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999


Revenue............................................................                         $17,493,282
Cost of revenue....................................................                          13,909,189
                                                                                            -----------
Gross profit.......................................................                           3,584,093
Operating expenses:
 Selling and marketing.............................................                           3,175,974
 General and administrative........................................                           2,470,783
                                                                                            -----------
Loss from operations...............................................                          (2,062,664)
Interest expense, net..............................................                            (113,523)
                                                                                            -----------
Loss before income taxes...........................................                          (2,176,187)
Provision (benefit) for state income taxes.........................                              (3,403)
                                                                                            -----------
Net loss...........................................................                         $(2,172,784)
                                                                                            ===========


    The accompanying notes are an integral part of these combined financial statements

               THE SCA GROUP, INC. AND HARRIS CHAPMAN AND COMPANY

              COMBINED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                          YEAR ENDED DECEMBER 31, 1999





                                                         Common Stock             Additional
                                                   -----------------------         Paid-In    Retained Earnings     Shareholders'
                                                   Shares           Amount         Capital  (Accumulated Deficit) Equity (Deficit)
                                                   ------           ------         -------  --------------------- ----------------
Balance at December 31, 1998 ................        10,000      $    10,000      $     4,000      $ 1,126,447       $ 1,140,447
  Distributions to shareholders .............          --               --               --           (433,449)         (433,449)
  Net loss ..................................          --               --               --         (2,172,784)       (2,172,784)
                                                -----------      -----------      -----------      -----------       -----------
Balance at December 31, 1999 ................        10,000      $    10,000      $     4,000      $(1,479,786)      $(1,465,786)
                                                ===========      ===========      ===========      ===========       ===========




    The accompanying notes are an integral part of these combined financial statements

                THE SCA GROUP, INC. AND HARRIS CHAPMAN & COMPANY

                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1999


Operating activities:
Net loss .....................................................................  $(2,172,784)
Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation and amortization ...............................................       82,807
 Change in operating assets and liabilities:
  Accounts receivable ........................................................      977,756
  Prepaid expenses and other current assets ..................................        3,654
  Accounts payable and accrued liabilities ...................................      482,411
  Deferred income ............................................................      292,948
                                                                                -----------
Net cash used in operating activities ........................................     (333,208)
                                                                                -----------
Investing activities:
Purchase of property and equipment ...........................................      (98,297)
                                                                                -----------
Net cash used in investing activities ........................................      (98,297)
                                                                                -----------
Financing activities:
Borrowings under bank line of credit .........................................    1,386,000
Repayment of note payable to shareholder .....................................      (64,161)
Distributions to shareholders ................................................     (433,449)
                                                                                -----------
Net cash provided by financing activities ....................................      888,390
                                                                                -----------
Net increase in cash and cash equivalents ....................................      456,885
Cash and cash equivalents at beginning of year ...............................      274,837
                                                                                -----------
Cash and cash equivalents at end of year .....................................  $   731,722
                                                                                ===========
Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest ...................................................................  $   148,845
                                                                                ===========

    The accompanying notes are an integral part of these combined financial statements

                THE SCA GROUP, INC. AND HARRIS CHAPMAN & COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Nature of Business

     The SCA Group, Inc., a closely held S-corporation incorporated in July 1969, provides management consulting services to a variety of clients predominantly in North America. Harris Chapman & Company, a closely held S-corporation incorporated in September 1993, is a subcontractor to The SCA Group, Inc. All of its operations for 1999 relate to services performed exclusively for The SCA Group, Inc. and the sole shareholder of Harris Chapman & Company is part of The SCA Group's management.

Basis of Presentation

     The combined financial statements for The SCA Group, Inc. and Harris Chapman & Company (together "the Company") include the accounts of Harris Chapman & Company and The SCA Group, Inc. and its wholly-owned subsidiaries, The SCA Group, SCA International, SCA International UK, and SCA-ZPC Solutions. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

     The Company's revenues are derived primarily from professional fees billed to clients on either a time and materials basis or a fixed price basis. Time and materials revenues are recognized as services are performed. Fixed price revenues are recognized using the percentage-of-completion method of contract accounting, based upon the ratio of costs incurred to total estimated project costs. Losses on contracts are recognized when they become known and reasonably estimable.

     Unbilled receivables represent revenue recognized in excess of amounts billed in accordance with contractual billing terms. Unbilled receivables at December 31, 1999 were $443,343.

Concentration of Credit Risk and Significant Clients

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable.

     The Company places its cash primarily in checking and money market accounts with high quality financial institutions which, at times, have exceeded federally insured limits.

                THE SCA GROUP, INC. AND HARRIS CHAPMAN & COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

     The Company performs ongoing credit evaluations, does not require collateral, and maintains reserves for potential credit losses on client accounts when deemed necessary. For the year ended December 31, 1999, revenues from three clients represented approximately 19%, 13%, and 17% of total revenues, respectively. At December 31, 1999, the same three clients accounted for approximately 50%, 28%, and 0% of accounts receivable.

Cash and Cash Equivalents

     The Company considers all highly liquid monetary instruments with an original maturity of three months or less, including deposits in demand accounts and money market accounts, to be cash equivalents.

Fair Value of Financial Instruments

     The carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued payroll and other expenses, approximate fair value due to their short maturities. The carrying amount of borrowings approximates fair value based on the terms of similar borrowing arrangements available to the Company.

Property and Equipment

     Property and equipment are stated at cost and depreciated over their estimated useful lives, which range from 5 to 7 years, using accelerated methods.

     Gains and losses on disposals are included in operations at amounts equal to the difference between the net book value of the disposed assets and the proceeds received upon disposal. Expenditures for replacements or betterments are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. Software developed for internal use, including website software costs, is capitalized in accordance with Statement of Position No. 98-1 ("SOP 98-1") issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants.

Income Taxes

     The Company, with the consent of its stockholders, elected under the Internal Revenue Code to be treated as an S corporation. In lieu of federal corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no liability or provision for federal income taxes has been included in these combined financial statements. Deferred income taxes are recorded for state tax purposes for the temporary difference between the accrual basis of accounting which is used for financial reporting purposes and the cash basis of accounting which is the basis for the Company's state tax return. The temporary differences relate primarily to accounts receivable, which is not reportable as income for tax purposes and accounts payable, accrued expenses, and deferred income, which are not reported as deductible for tax purposes in the current year. The net deferred tax asset of $6,925 is included in other current assets.

                THE SCA GROUP, INC. AND HARRIS CHAPMAN & COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS


Comprehensive Income

     The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". Through December 31, 1999, there has been no difference between the Company's net loss and its total comprehensive loss.

Recently Issued Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of Effective Date of FASB Statement No. 133". SFAS 133, as amended by SFAS 137, is effective for fiscal quarters beginning after June 15, 2000, with earlier application encouraged. The Company does not currently use derivative instruments and does not expect that the adoption of SFAS 133 will have a material impact on its combined financial statements.



2. Property and Equipment

     The components of property and equipment at December 31, 1999 are as follows:

Computer equipment and software     $ 251,635
Office furniture and equipment        239,858
                                    ---------

                                      491,493
Less accumulated depreciation        (304,982)
                                    ---------
                                    $ 186,511
                                    =========


Depreciation expense for the year ended December 31,1999 was $82,807.

3. Accrued Payroll and Other Expenses

     Accrued payroll and other expenses at December 31, 1999 consist of the following:

                THE SCA GROUP, INC. AND HARRIS CHAPMAN & COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS


Payroll and related expenses                                   $  444,111
Accrued vacation                                                  178,945
Health insurance claims and pension plan contributions            134,318
Other accrued expenses                                            301,961
                                                               ----------
                                                               $1,059,335
                                                               ==========

4. Bank Borrowings

     In February 1998, The SCA Group, Inc. entered into a revolving line of credit with a bank which matures annually. The maximum credit available to the Company was $1,500,000 for the twelve months ended February 28, 1999 and $2,000,000 for the twelve months ended February 28, 2000. At December 31, 1999, the outstanding balance was $1,713,000. Interest on the outstanding principal balance is payable monthly at 1.75% over the one-month London Interbank Offered Rate ("LIBOR") (8.48% at December 31, 1999). Borrowings under the line of credit are guaranteed by the stockholder of The SCA Group, Inc. On March 31, 2000, the arrangement was converted into a $1,000,000 non-revolving line of credit due August 1, 2000 with an interest rate of 2% over the one-month LIBOR (initially 7.925%). Borrowings under the line of credit are guaranteed by the stockholder of The SCA Group, Inc.

     Interest paid for the year ending December 31, 1999 under this arrangement was $107,894.


5. Transactions with Shareholder

     In January 1996, The SCA Group, Inc. issued a $400,000 demand note to a shareholder which bears interest payable monthly at a rate equal to the greater of 9% per annum or the prime rate plus 2%. The effective rate at December 31, 1999 was 10.5%. The Company recognized interest expense of approximately $41,000 during the year ended December 31, 1999.

     In December 1997, the same shareholder issued a promissory note to The SCA Group, Inc. for up to $1,000,000. The unpaid principal amount of the note bears interest at 9% per annum, which shall be paid at least annually. Under this arrangement, The SCA Group, Inc. has made advances to the shareholder in the aggregate amount of $125,248 in the form of personal expenses paid on behalf of the shareholder.

     At December 31, 1999, the net outstanding balance payable to the stockholder of $274,752 is presented as a liability in the Company's financial statements.

                THE SCA GROUP, INC. AND HARRIS CHAPMAN & COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

6. Lease Commitments

   The Company leases office space under noncancelable operating leases which expire in March 2000. Its principal office space lease requires the Company to pay for its proportionate share of real estate taxes, maintenance, and other costs.

   As of December 31, 1999, the approximate future minimum lease payments total $14,080. Rent and related expenses for the year ended December 31, 1999 were approximately $91,000.

7. Subsequent Event

   In March 2000, the Company sold a significant portion of its net assets to Tier Technologies, Inc. for an amount to be determined based on future revenues and earnings as defined in the purchase agreement.

                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

               The unaudited pro forma condensed consolidated balance sheet set forth below gives effect to the acquisition of certain assets and liabilities of The SCA Group, Inc. and Harris Chapman & Company (collectively referred to herein as "SCA"), as if the acquisition occurred on December 31, 1999. The unaudited pro forma condensed consolidated statements of operations data for the twelve months ended September 30, 1999 and three months ended December 31, 1999, set forth below give effect to the acquisition of certain assets and liabilities of SCA as if it occurred at the beginning of the respective periods. The unaudited pro forma condensed consolidated financial information set forth below reflects certain adjustments, including adjustments to reflect the amortization of intangible assets. The unaudited pro forma condensed consolidated financial information set forth below does not purport to represent what the consolidated results of operations or financial condition of Tier Technologies, Inc. ("Tier") would actually have been if the SCA acquisition and related transactions had in fact occurred on such date or to project the future consolidated results of operations or financial condition of Tier.

                              UNAUDITED PRO FORMA
                     CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)


                                                                                                          SCA
                                                              Tier            SCA                      Pro Forma         Pro Forma
                                                              as of          as of                      Business           as of
                                                          December 31,   December 31,                 Combination      December 31,
                                                              1999           1999       Combined     Adjustments(1)        1999
                                                          -------------  -------------  ---------  ------------------  -------------
                           ASSETS
                           ------

Current assets:
  Cash and cash equivalents.............................       $10,446        $   732    $11,178             $(5,418)       $ 5,760
  Restricted cash.......................................           950             --        950                  --            950
  Short-term investments................................         8,763             --      8,763                  --          8,763
  Accounts receivable, net..............................        27,033          1,489     28,522              (1,045)        27,477
  Prepaid expenses and other current assets.............         2,968             38      3,006                 (38)         2,968
                                                               -------        -------    -------             -------        -------
     Total current assets...............................        50,160          2,259     52,419              (6,501)        45,918
Equipment and improvements, net.........................         6,974            187      7,161                  (9)         7,152
Notes and accrued interest receivable from related
 parties................................................         1,466             --      1,466                  --          1,466
Intangible assets, net..................................        25,414             --     25,414              16,219         41,633
Other assets............................................         2,433             --      2,433                  --          2,433
                                                               -------        -------    -------             -------        -------
     Total assets.......................................       $86,447        $ 2,446    $88,893             $ 9,709        $98,602
                                                               =======        =======    =======             =======        =======

       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
       ----------------------------------------------
Current liabilities:
  Borrowings............................................       $    --        $ 1,988    $ 1,988             $(1,988)       $  --
  Accounts payable......................................         3,401            398      3,799                (398)         3,401
  Accrued liabilities...................................         5,583             --      5,583               6,511         12,094
  Accrued subcontractor expenses........................           568             62        630                 (62)           568
  Accrued compensation and related liabilities..........         3,421            998      4,419                (819)         3,600
  Income taxes payable..................................           291             --        291                  --            291
  Deferred income.......................................         1,417            466      1,883                  --          1,883
  Other current liabilities.............................           399             --        399                  --            399
                                                               -------        -------    -------             -------        -------
     Total current liabilities..........................        15,080          3,912     18,992               3,244         22,236
Borrowings, less current portion........................         1,672             --      1,672                  --          1,672
Other liabilities.......................................           351             --        351               4,999          5,350
                                                               -------        -------    -------             -------        -------
     Total liabilities..................................        17,103          3,912     21,015               8,243         29,258
                                                               -------        -------    -------             -------        -------
Shareholders' equity (deficit):
  Common stock..........................................        65,935             14     65,949                 (14)        65,935
  Notes receivable from shareholders....................        (1,773)            --     (1,773)                 --         (1,773)
  Deferred compensation.................................          (292)            --       (292)                 --           (292)
  Accumulated other comprehensive loss..................          (298)            --       (298)                 --           (298)
  Retained earnings (accumulated deficit)...............         5,772         (1,480)     4,292               1,480          5,772
                                                               -------        -------    -------             -------        -------
     Total shareholders' equity (deficit)...............        69,344         (1,466)    67,878               1,466         69,344
                                                               -------        -------    -------             -------        -------
     Total liabilities & shareholders' equity (deficit).       $86,447        $ 2,446    $88,893             $ 9,709        $98,602
                                                               =======        =======    =======             =======        =======

                            See accompanying notes.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                     (in thousands, except per share data)


                                                         Tier           SCA                          SCA
                                                        for the       for the                    Pro Forma       Pro Forma
                                                        Twelve        Twelve                      Business     for the Twelve
                                                     Months Ended  Months Ended                 Combination     Months Ended
                                                     September 30,  December 31,                Adjustments    September 30,
                                                         1999        1999 (3)   Combined             (2)         1999 (4)
                                                       -------      --------   ----------         -------        --------
Revenues...........................................    $91,976      $ 17,493     $109,469         $    --        $109,469
Cost of revenues...................................     56,236        13,909       70,145             (45)         70,100
                                                       -------      --------     --------         -------        --------
Gross profit.......................................     35,740         3,584       39,324              45          39,369
Costs and expenses:
   Selling and marketing...........................      6,095         3,176        9,271               1           9,272
   General and administrative......................     18,988         2,388       21,376          (1,475)         19,901
   Compensation charge related to business
        combinations...............................        608            --          608              --             608
   Purchased in-process technology.................      4,000            --        4,000              --           4,000
   Reserve for contract dispute....................      1,856            --        1,856              --           1,856
   Depreciation and amortization...................      3,864            83        3,947           1,741           5,688
                                                       -------      --------     --------         -------        --------
Income (loss) from operations......................        329        (2,063)      (1,734)           (222)         (1,956)
Interest income (expense), net.....................      1,321          (113)       1,208             (39)          1,169
                                                       -------      --------     --------         -------        --------
Income (loss) before income taxes..................      1,650        (2,176)        (526)           (261)           (787)
Provision (benefit) for income taxes...............        644            (3)         641            (947)           (306)
                                                       -------      --------     --------         -------        --------
Net income (loss)..................................    $ 1,006      $ (2,173)    $ (1,167)        $   686        $   (481)
                                                       =======      ========     ========         =======        ========
Basic net income (loss) per share..................    $  0.08                                                   $  (0.04)
                                                       =======                                                   ========
Shares used in computing basic net                                                                                 12,056
    income (loss) per share........................     12,056                                                   ========
                                                       =======
Diluted net income (loss) per share................    $  0.08                                                   $  (0.04)
                                                       =======                                                   ========
Shares used in computing diluted net
    income (loss) per share........................     12,869                                                     12,056
                                                       =======                                                   ========




                            See accompanying notes.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1999
                     (in thousands, except per share data)


                                                                                                     SCA
                                                         Tier            SCA                      Pro Forma      Pro Forma
                                                     for the Three  for the Three                 Business     for the Three
                                                     Months Ended   Months Ended                 Combination   Months Ended
                                                     December 31,   December 31,                 Adjustments   December 31,
                                                         1999        1999  (3)      Combined         (2)          1999
                                                       -------       --------       ---------       -----        -------
Revenues...........................................    $24,613       $  4,042         $28,655       $  --        $28,655
Cost of revenues...................................     14,847          3,287          18,134        (142)        17,992
                                                       -------       --------         -------       -----        -------
Gross profit.......................................      9,766            755          10,521         142         10,663
Costs and expenses:
 Selling and marketing.............................      1,488            727           2,215          (9)         2,206
 General and administrative........................      5,609            904           6,513        (289)         6,224
 Other nonrecurring charges........................      1,750             --           1,750          --          1,750
 Compensation charge related to business
   combinations..................................           60             --              60          --             60
 Depreciation and amortization.....................      1,258             21           1,279         435          1,714
                                                       -------       --------         -------       -----        -------
Income (loss) from operations......................       (399)          (897)         (1,296)          5         (1,291)
Interest income (expense), net.....................        237             27             264         (31)           233
                                                       -------       --------         -------       -----        -------
Loss before income taxes...........................       (162)          (870)         (1,032)        (26)        (1,058)
Provision (benefit) for income taxes...............        548             --             548        (372)           176
                                                       -------       --------         -------       -----        -------
Net loss...........................................    $  (710)      $   (870)        $(1,580)      $ 346        $(1,234)
                                                       =======       ========         =======       =====        =======
Basic net loss per share...........................    $ (0.06)                                                  $ (0.10)
                                                       =======                                                   =======
Shares used in computing basic net loss per share..     12,230                                                    12,230
                                                       =======                                                   =======
Diluted net loss per share.........................    $ (0.06)                                                  $ (0.10)
                                                       =======                                                   =======
Shares used in computing diluted net loss per share     12,230                                                    12,230
                                                       =======                                                   =======




                            See accompanying notes.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     Pro forma adjustments for the consolidated balance sheet as of December 31, 1999 and the consolidated statements of operations for the twelve months ended September 30, 1999 and three months ended December 31, 1999, are as follows:

(1) The pro forma balance sheet reflects the recording of intangible assets acquired in the SCA acquisition of approximately $16.2 million. Amounts exclude contingent payments of up to $8.0 million in cash based on the achievement of certain revenue and earnings performance targets over the next three years. It is anticipated that these payments may result in additional goodwill. The pro forma balance sheet reflects the acquisition of certain assets and liabilities of SCA as if the acquisition occurred as of December 31, 1999. The allocation of the purchase price for pro forma purposes is as follows (in thousands):


     Cash paid ................................................      $  4,686
     Cash to be paid ..........................................        11,310
     Estimated acquisition costs ..............................           200
                                                                     --------
                                                                     $ 16,196
                                                                     ========
     Tangible assets ...........................................     $    491
     Intangible assets .........................................       16,219
     Liabilities assumed .......................................         (514)
                                                                     --------
                                                                     $ 16,196
                                                                     ========

     The pro forma balance sheet reflects the accounting adjustment to record acquired intangibles of approximately $16.2 million, accrual of purchase price payable of $11.3 million, estimated acquisition costs of $200,000, and the reversal of SCA's shareholders' deficit. The pro forma balance sheet also reflects the elimination of assets not acquired and liabilities not assumed as part of the SCA acquisition. Assets not acquired consists of cash and cash equivalents of $732,000, certain accounts receivable of $1.0 million, and prepaid expenses and other current assets of $38,000. Liabilities not assumed consist of borrowings of $2.0 million, accounts payable of $398,000, accrued subcontractor expenses of $62,000, and certain accrued compensation and related liabilities of $819,000.

(2) The pro forma statements of operations reflect the impact on operations as if the acquisition occurred at the beginning of the respective periods. Cost of revenues, selling and marketing, and general and administrative adjustments result from reductions in personnel, and changes in acquired employees' compensation and benefits. Depreciation and amortization adjustment results from the amortization over the entire respective period of intangible assets of approximately $16.2 million with useful lives ranging from six to ten years. The pro forma financial statements do not include the amortization which may result from payment of contingent amounts described above in Note 1. The adjustment to interest income (expense), net results from the reversal of interest expense on liabilities not assumed. The adjustment to provision (benefit) for income taxes reflects the tax provision at the effective tax rate of 39% for the twelve months ended September 30, 1999 and 41.5% for the three months ended December 31, 1999.


(3) The results of operations for SCA for the three months ended December 31, 1999 are included in the statement of operations for the twelve months ended September 30, 1999 and the statement of operations for the three months ended December 31, 1999.


(4) The periods combined to determine pro forma operations for the twelve months ended September 30, 1999 are the twelve months ended September 30, 1999 for Tier and the twelve months ended December 31, 1999 for SCA.

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

2.1* Agreement for the Purchase and Sale of Assets dated as of March 9, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc. (the schedules to the Business Purchase Agreement have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (SEC) but will be provided supplementally to the SEC upon request).

2.2* Amendment to Agreement for the Purchase and Sale of Assets dated as of March 29, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc.

2.3* Amendment #2 to Agreement for the Purchase and Sale of Assets dated as of March 30, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc.

2.4* Agreement for the Purchase and Sale of Assets dated as of March 25, 2000 by and between Harris Chapman and Tier Technologies, Inc. (the schedules to the Business Purchase Agreement have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (SEC) but will be provided supplementally to the SEC upon request).

2.5 Amendment #3 to Agreement for the Purchase and Sale of Assets dated as of May 15, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc.

2.6 Amendment #1 to Agreement for the Purchase and Sale of Assets dated as of May 15, 2000 by and between Harris Chapman and Richard E. Kristensen and Tier Technologies, Inc.

23.1           Consent of PricewaterhouseCoopers LLP, independent accountants.

* Previously filed.